HAEMONETICS CORPORATION

                             FIRST AMENDMENT TO
                        1992 LONG-TERM INCENTIVE PLAN


      The Haemonetics Corporation 1992 Long-Term Incentive Plan (the "Plan") is hereby amended in accordance with the provisions of Section 12 of the Plan this 18th day of April, 1997, subject to shareholder approval of such amendment, as follows:


      1.   Section 2 of the Plan is amended by adding a new subparagraph
           (d) as follows:

           2(d) The maximum number of shares of the Company's Common Stock with respect to which an option or award may be granted under the Plan to any employee in any one taxable year of the Company shall not exceed 250,000 shares (in the aggregate for all such options or awards taken together), taking into account shares subject to options and awards granted and terminated, or repriced, during such taxable year.

      2. Except as herein amended, the Plan is hereby ratified and confirmed in all respects.



Adopted by the Board of Directors:  April 18, 1997.